Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries
As of December 31, 2008

Name	Jurisdiction

Advanced Systems Architectures (Holdings) Limited	United Kingdom
Amplidan A/S	Denmark
APSS S.r.l.	Italy
Army Fleet Support, LLC*	Delaware
ASA Technologies Limited	United Kingdom
Astrid Energy Enterprises S.R.L*	Italy
Aviation Communications & Surveillance Systems, LLC*	Delaware
Aydin Foreign Sales Limited	Guam
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
Binary lonization Inc.*	Delaware
Broadcast Sports Inc.	Delaware
C3-ilex, LLC*	California
Cayenta, Inc.*	Delaware
Civilian Police International, LLC*	Delaware
Combat Advanced Propulsion, LLC*	Delaware
CPI Police Services, Ltd*	Cayman Islands
D.P. Associates Inc.	Virginia
Datron / Trans World Communications Int’l. Ltd.	U.S. Virgin Islands
Delta Lord Joint Venture*	Florida
EarthVTS Pty Ltd	Australia
EDI (Europe) Limited	United Kingdom
ELAC Nautik Unterstützungskaße GmbH	Germany
Electrodynamics, Inc.	Arizona
Electronic Space Systems International Corp.	U.S. Virgin Islands
EMC S.r.l.*	Italy
Engility Corp.	Delaware
ESSCO Collins Limited	Ireland
EuroAtlas Gesellschaft für Leistungselektronik mbH	Germany
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
Film Europe Limited*	Belgium
Forfeiture Support Associates, LLC*	Delaware
Global Military Aircraft Systems, LLC*	Delaware
Henschel Inc.	Delaware
Honeywell TCAS Inc.*	Delaware
Horizons Technology International, Ltd.	Barbados
HSA Systems Ltd	New Zealand
HSA Systems Pty Ltd	Australia
International Aerospace Management Company Scrl*	Italy
International Resources Group Ltd.	Delaware
Interstate Electronics Corporation	California
IRG Systems South Asia Pvt. Ltd.*	India
JovyAtlas Elektrische Umformtechnik GmbH	Germany
J-R Technical Management, L.L.C.*	Texas
J-R Technical Services Limited Partnership, L.L.P.*	Texas
L-3 Canada Acquisition Inc.	Canada
L-3 Communications Advanced Laser Systems Technology, Inc.	Florida
L-3 Communications AIS GP Corporation	Delaware

Name	Jurisdiction

L-3 Communications Applied Signal and Image Technology, Inc.	Maryland
L-3 Communications ASA Limited	United Kingdom
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications Canada Inc.	Canada
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Corporation	Delaware
L-3 Communications Crestview Aerospace Corporation	Delaware
L-3 Communications CyTerra Corporation	Delaware
L-3 Communications Dynamic Positioning and Control Systems, Inc.	California
L-3 Communications ELAC Nautik GmbH	Germany
L-3 Communications Electron Technologies, Inc.	Delaware
L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications EO/IR, Inc.	Florida
L-3 Communications EOTech, Inc.	Delaware
L-3 Communications ESSCO, Inc.	Delaware
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Geneva Aerospace, Inc.	Texas
L-3 Communications Germany Holdings, LLC	Delaware
L-3 Communications Global Network Solutions U.K. Ltd.	United Kingdom
L-3 Communications Group Limited	United Kingdom
L-3 Communications Holding GmbH	Germany
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications India Private Limited	India
L-3 Communications InfraredVision Technology Corporation	California
L-3 Communications Integrated Systems L.P.	Delaware
L-3 Communications Investments Inc.	Delaware
L-3 Communications Italy S.r.l.	Italy
L-3 Communications Klein Associates, Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Ltd.	United Kingdom
L-3 Communications Magnet-Motor GmbH	Germany
L-3 Communications Malaysia Sdn. Bhd.	Malaysia
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Investments, LLC	Delaware
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications Marine Holdings AS	Norway
L-3 Communications Marine Systems UK Ltd.	United Kingdom
L-3 Communications MariPro, Inc.	California
L-3 Communications MAS (Canada) Inc.	Canada
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Nautronix Holdings, Inc.	Delaware
L-3 Communications Nautronix Limited	Australia
L-3 Communications Navigation AS	Norway
L-3 Communications Nova Engineering, Inc.	Ohio
L-3 Communications SafeView, Inc.	Delaware
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Shared Services, LLC	Delaware
L-3 Communications Singapore Pte Ltd	Singapore

Name	Jurisdiction

L-3 Communications Sonoma EO, Inc.	California
L-3 Communications TCS, Inc.	Georgia
L-3 Communications U.K. Ltd.	United Kingdom
L-3 Communications Valmarine AS	Norway
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Vermögensverwaltungs GmbH & Co. KG	Germany
L-3 Communications Vertex Aerospace LLC	Delaware
L-3 Communications Verwaltungs GmbH	Germany
L-3 Communications Westwood Corporation	Nevada
L-3 Fuzing and Ordnance Systems, Inc.	Delaware
L-3 G.A. International, Inc.	Florida
L-3 Global Communications Solutions, Inc.	Virginia
L-3 Services, Inc.	Delaware
L-Tres Comunicaciones Costa Rica, S.A.	Costa Rica
LinCom Wireless, Inc.*	Delaware
Lyngsø Marine A/S	Denmark
McCorkills Marine Pty Ltd	Australia
MGS Montage GmbH	Germany
Microdyne Communications Technologies Incorporated	Maryland
Microdyne Corporation	Maryland
Microdyne Ltd.	U.S. Virgin Islands
Microdyne Outsourcing Incorporated	Maryland
Mosaic Mapping Inc.*	Canada
MPRI International Services, Ltd.	Bermuda
MVT Equity LLC*	Delaware
Narda Safety Test Solutions GmbH	Germany
Narda Safety Test Solutions S.r.l.	Italy
Nautronix (Singapore) Pte Ltd	Singapore
Nautronix Asia Pacific Pte Limited	Singapore
Nordakademie gAG*	Germany
Pac Ord Inc.	Delaware
Power Paragon (Deutschland) Holding GmbH	Germany
Power Paragon, Inc.	Delaware
Sakon Calling Cards, LLC*	New Jersey
Sakon, LLC*	Delaware
SAM East Asia Ltd.	Hong Kong
SAM Electronics GmbH	Germany
SAM Electronics Japan Ltd.	Japan
SAM Electronics Korea Co. Ltd.	South Korea
SAM Electronics Nederland B.V.	Netherlands
SAM Electronics Norge A/S	Norway
SAM Electronics United Kingdom Ltd.	United Kingdom
SAM Taihang Electronics Co. Ltd.	China
Sovcan Star Satellite Communications Inc.*	Canada
Spar Aerospace Limited	Canada
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
STN Schiffselektrik GmbH & Co. KG	Germany
STN Schiffselektrik Verwaltungs GmbH	Germany
Storm Control Systems Limited	United Kingdom
Terra Cable Singapore Pte Ltd	Singapore
Titan Deutschland GmbH	Germany
Titan Facilities, Inc.	Virginia

Name	Jurisdiction

Titan Italia Srl	Italy
Titan Systems Solutions UK Ltd.	United Kingdom
Titan Wireless, Inc.*	Delaware
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
Troll Technology Corporation	California
URS Coleman, LLC*	Maryland
W.G. Schulz GmbH	Germany
Wescam Air Ops Inc.	Delaware
Wescam Asia PTE Ltd.*	Singapore
Wescam Financial (U.S.A.) LLC	Delaware
Wescam Holdings (US) Inc.	Delaware
Wescam Inc.	Canada

*	Represents a non-wholly owned subsidiary.